EXHIBIT 99.1

Independent Auditor’s Report

Board of Directors and Members

Sandbox Enterprises, LLC

Houston, Texas

We have audited the accompanying consolidated financial statements of Sandbox Enterprises, LLC and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2015 and 2014, and the related consolidated statements of income, changes in members’ equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementing and maintenance of internal control relevant to the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are fee from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sandbox Enterprises, LLC and its subsidiaries as of December 31, 2015 and 2014, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BKD, LLP

March 3, 2016

Sandbox Enterprises, LLC

Consolidated Balance Sheets

December 31, 2015 and 2014

	2015	2014
Assets
Current Assets
Cash	$595,098	$434,097
Accounts receivable	8,025,809	5,009,466
Accounts receivable, other	35,536	37,886
Prepaid expenses and other	2,959,126	3,543,164

Total current assets	11,615,569	9,024,613

Property and Equipment, At Cost
Trucks and trailers	17,994,945	6,130,532
Warehouse and plant equipment	16,203,589	7,166,553
Office and computer equipment	897,271	50,237
Leasehold improvements	195,562	—

	35,291,367	13,347,322
Less accumulated depreciation and amortization	(5,344,847)	(1,285,895)

	29,946,520	12,061,427

Other Assets
Deferred financing costs	117,861	11,979
Intellectual property, net of amortization; 2015 - $171,802, 2014 - $71,841	2,069,631	836,782

Total assets	$43,749,581	$21,934,801

Liabilities and Members’ Equity
Current Liabilities
Current maturities of long-term debt	$300,000	$900,000
Accounts payable	3,371,726	2,643,034
Related-party payables	1,337	698,666
Accrued expenses	1,080,227	1,941,658
Current portion of deferred revenue	1,651,463	678,604

Total current liabilities	6,404,753	6,861,962

Long-term Debt	600,000	900,000
Line of Credit	1,300,000	1,750,000
Subordinated Debt	8,705,189	—
Note Payable to Related Party	—	1,631,253
Customer Deposits	—	1,150,000
Deferred Revenue	5,390,095	1,472,141

Total liabilities	22,400,037	13,765,356
Members’ Equity	21,349,544	8,169,445

Total liabilities and members’ equity	$43,749,581	$21,934,801

See Notes to Consolidated Financial Statements

Sandbox Enterprises, LLC

Consolidated Statements of Income

Years Ended December 31, 2015 and 2014

	2015	2014
Net Sales	$69,518,915	$18,617,659
Costs of Operations	42,511,646	13,002,034

Gross Income	27,007,269	5,615,625

Selling, General and Administrative Expenses	8,782,469	2,475,675

Operating Income	18,224,800	3,139,950

Other Income (Expense)
Interest expense	(1,870,273)	(291,678)
Gain (loss) on sale of equipment	44,258	(65,377)

	(1,826,015)	(357,055)

Income Before Provision for State Income Taxes	16,398,785	2,782,895
Provision for State Income Taxes	93,686	23,192

Net Income	$16,305,099	$2,759,703

See Notes to Consolidated Financial Statements

Sandbox Enterprises, LLC

Consolidated Statements of Changes in Members’ Equity

Years Ended December 31, 2015 and 2014

Balance (Deficit), January 1, 2014	$(1,499,583)
Members’ contributions	6,905,625
Net income	2,763,403

Balance, December 31, 2014	8,169,445

Paid-in capital, warrants issued	1,875,000
Members’ distributions	(5,000,000)
Net income	16,305,099

Balance, December 31, 2015	$21,349,544

See Notes to Consolidated Financial Statements

Sandbox Enterprises, LLC

Consolidated Statements of Cash Flows

Years Ended December 31, 2015 and 2014

	2015	2014
Operating Activities
Net income	$16,305,099	$2,763,403
Items not requiring (providing) cash:
Depreciation and amortization	4,502,476	1,113,256
(Gain) loss on sale of equipment	(44,258)	65,377
Amortization of subordinated debt discount	580,189	—
Amortization of deferred financing costs	53,545	—
Changes in:
Accounts receivable and other receivables	(3,013,993)	(4,515,395)
Prepaid expenses and other	(44,756)	(3,483,534)
Accounts payable and accrued expenses	336,629	1,190,020
Related-party payables	(697,329)	315,681
Deferred revenue	3,740,813	3,085,745

Net cash provided by operating activities	21,718,415	534,553

Investing Activities
Proceeds from sale of property and equipment	450,600	36,400
Purchase of property and equipment	(22,693,951)	(8,470,836)
Purchase of intellectual property	(1,332,810)	(413,853)

Net cash used in investing activities	(23,576,161)	(8,848,289)

Financing Activities
Principal payments on long-term debt	(900,000)	(900,000)
Net borrowings (repayments) on line of credit	(450,000)	1,750,000
(Payments to) borrowings from related party	(1,631,253)	771,545
Proceeds from issuance of subordinated debt	10,000,000	—
Members (distributions) contributions	(5,000,000)	6,905,625

Net cash provided by financing activities	2,018,747	8,527,170

Increase in Cash	161,001	213,434
Cash, Beginning of Year	434,097	220,663

Cash, End of Year	$595,098	$434,097

Supplemental Cash Flows Information
Interest paid	$1,875,934	$291,678
Income taxes paid	29,947	—
Property and equipment purchased through accounts payable	—	1,947,434

See Notes to Consolidated Financial Statements

Sandbox Enterprises, LLC

Notes to Consolidated Financial Statements

December 31, 2015 and 2014

Note 1: Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Sandbox Enterprises, LLC (Sandbox Enterprises) was formed on July 31, 2013, as a limited liability company under State of Texas, by purchasing Sandbox Holdings, LLC, a Texas limited liability company, which was a sole member of, and owns all of the membership interests in, Sandbox Logistics, LLC and Sandbox Transportation, LLC. Under the terms of the LLC Operating Agreement, the period of duration of the Company is perpetual. Sandbox Enterprises is a holding company for Sandbox Logistics, LLC and Sandbox Transportation, LLC that earn revenues predominately from providing transportation services to companies in the oil and gas industry. Sandbox Logistics, LLC and Sandbox Transportation, LLC have operations in Houston, and Midland/Odessa, Texas, Morgantown, West Virginia, western North Dakota, northeast of Denver, Colorado, and south of San Antonio, Texas, where its major customers are located. Sandbox Enterprises extends unsecured credit to its customers.

There are two classes of Membership Interests consisting of Class A and B Units. The Class A Membership Interests share proportionately in their respective share of earnings or loss of the Company. Class B Membership Interests only share in the earnings or loss of the Company after a certain book value of the Company has been met.

Principles of Consolidation

The consolidated financial statements include the accounts of Sandbox Enterprises, LLC; Sandbox Logistics, LLC; Sandbox Transportation, LLC; Sandbox Leasing, LLC; and Oren Technologies, LLC (collectively, “the Company”). All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

At December 31, 2015, the Company’s cash accounts exceeded federally insured limits by approximately $421,000.

Accounts Receivable

Accounts receivable are stated at the amount billed to customers. The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions. Accounts receivable are ordinarily due 30 days after the issuance of the invoice. Accounts receivable past due more than 60 days are considered delinquent. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer. Management determined that no allowance was necessary at December 31, 2015 and 2014.

Property and Equipment

Property and equipment acquisitions are stated at cost less accumulated depreciation and amortization. Depreciation and amortization is charged to expense on the straight-line basis over the estimated useful life of each asset.

The estimated useful lives for each major depreciable classification of property and equipment are as follows:

Trucks and trailers	5-10 years
Warehouse and plant equipment	5-10 years
Office and computer equipment	5-7 years
Leasehold improvements	5-7 years

Intellectual Property

Intellectual property is considered an intangible asset with a finite life and is being amortized on the straight-line basis over 15 years. The asset is periodically evaluated as to the recoverability of their carrying values.

Long-lived Asset Impairment

The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or circumstances indicate the carrying amount may not be recoverable. If a long-lived asset is tested for recoverability and the undiscounted estimated future cash flows expected to result from the use and eventual disposition of the asset is less than the carrying amount of the asset, the asset cost is adjusted to fair value and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value.

No asset impairment was recognized during the years ended December 31, 2015 and 2014.

Income Taxes

As a limited liability company, the Company is not a taxpaying entity for federal income tax purposes. Accordingly, the Company’s taxable income or loss is allocated to its members in accordance with their respective percentage ownership. Therefore, no provision or liability for federal income taxes has been included in the accompanying consolidated financial statements.

The Company files income tax returns in the U.S. Federal jurisdiction and franchise tax returns in the State of Texas. The Company is subject to U.S. Federal, state and local income tax examinations by tax authorities for all years since 2013.

Revenue Recognition

Revenue from the sale of the Company’s services is recognized as services are completed and products are delivered.

The Company received prepayments during 2015 and 2014 from five customers representing the prepayment of equipment set rental charges and license fees for terms of four to five years. All customer prepayments are recorded as deferred revenue which is recognized as revenues over time as the term of the service period is completed. As of December 31, 2015, the Company had a net deferred revenue balance of $7,041,558, which will be recognized as revenue as follows:

2016	$1,651,463
2017	1,626,632
2018	1,626,632
2019	1,551,414
2020	585,417

Note 2: Line of Credit

The Company has a $5,000,000 revolving line of credit (line) expiring in 2017. At December 31, 2015 and 2014, there was $1,300,000 and $1,750,000, respectively, borrowed against this line. The line is collateralized by substantially all of the Company’s assets and, until January 2015, guaranteed by certain officers of the Company. Interest varies with the bank’s prime rate, which was 3.75 percent and 3.5 percent on December 31, 2015 and 2014, respectively, and is payable monthly.

In connection with these loans, the Company is required, among other things, to maintain certain financial conditions, including:

•	Fixed charge coverage ratio of not less than 1.25 to 1.00

•	Debt-to-tangible net worth ratio of not more than 3.5 to 1.00

Note 3: Long-term Debt

	2015	2014
Note payable, bank (A)	$900,000	$1,200,000
Note payable, bank (B)	—	600,000

	900,000	1,800,000
Less current maturities	300,000	900,000

	$600,000	$900,000

(A)	Due January 1, 2019; payable $25,000 monthly, including principal and interest at 4.00 percent, until January 1, 2019, at which time remaining unpaid principal is due; secured by all assets of the Company and, until January 2015, guaranteed by certain officers of the Company.
(B)	Due January 1, 2016; payable $50,000 monthly, including principal and interest at 4.00 percent, until January 1, 2016, at which time remaining unpaid principal is due; secured by all assets of the Company and, until January 2015, guaranteed by certain officers of the Company.

Aggregate annual maturities of long-term debt are:

2016	$300,000
2017	300,000
2018	300,000

$900,000

Note 4: Subordinated Debt

In February 2015, the Company sold $10 million of subordinated secured notes with warrants to a group of individual investors in private placement. The notes have an interest rate of 12 percent which can be paid with cash or in kind during 2015. No principal payments are due until March 31, 2016, when minimum principal payments of $1 million per quarter plus accrued interest are due quarterly, with escalated amounts potentially due based on the Company’s financial performance. The notes included warrants for 2.5 percent of the Company’s outstanding unit ownership at an initial exercise price of $0.01 per Class A Unit and $0.00 per Class B Unit and could escalate up to 4.5 percent of the Company’s ownership if certain financial performance thresholds are not exceeded. The officers of the Company were also released from their personal guarantees of the Company’s commercial bank debt obligations by the bank with the closing of sale of these subordinated notes.

Total proceeds received of $10 million were allocated $1,875,000 to the warrants and $8,125,000 to the notes based on their relative fair values at the time of issuance. The relative fair value of the warrants of $1,875,000 at the time of issuance was recorded as paid-in capital and reduced the carrying value of the notes as a debt discount. The discount on the notes is being amortized to interest expense over the terms of the notes. For the year ended December 31, 2015, debt discount amortization of approximately $580,000 was recorded. At December 31, 2015, the unamortized discount on the notes is approximately $1,295,000.

The Company paid all interest currently during 2015 for these subordinated secured notes. Additionally, the warrant agreement’s financial performance threshold was exceeded by the 2015 actual results and no additional warrants are required to be issued pursuant to this agreement.

Note 5: Operating Lease

The Company has noncancellable operating leases for tractors, heavy equipment, and office and field locations that expire in various months through 2019.

Future minimum lease payments at December 31, 2015, were:

2016	$4,175,962
2017	3,489,492
2018	938,845
2019	249,664

$8,853,963

Note 6: Related-party Transactions

The Company has a credit agreement with an affiliate sharing common owners, which expired on December 31, 2014. The Company amended the agreement on January 1, 2015, to extend the maturity date to December 31, 2017 with and interest rate of 15 percent. At December 31, 2015 and 2014, the Company owed the affiliate $0 and $1,631,253, respectively. This amount is shown as a long-term note payable to related party in the accompanying consolidated balance sheets.

At December 31, 2015 and 2014, advances from affiliates sharing common owners for operating expenses totaled approximately $0 and $190,000, respectively. These amounts are included in accounts payable in the accompanying consolidated balance sheets.

At December 31, 2015 and 2014, advances from affiliates sharing common owners for operating expenses including commissions, fuel and overhead, totaled approximately $0 and $699,000, respectively. These amounts are presented as related-party payables in the accompanying consolidated balance sheets.

At December 31, 2015 and 2014, the Company owed an affiliate sharing common owners for management services and rent totaling $0 and $176,000, respectively. These amounts are presented as accrued expenses in the accompanying consolidated balance sheets.

Note 7: Significant Estimates and Concentrations

Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. The matters include those shown on the following page.

Significant Customer

The Company had sales to five customers and three customers that exceeded 95 percent and 99 percent of total sales for the years ended December 31, 2015 and 2014, respectively. Accounts receivables from three of these customers exceeded 89 percent and 99 percent of total accounts receivable at December 31, 2015 and 2014, respectively.

Significant Vendor

The Company had payables to three vendors and two vendors of approximately $1,400,000 and $1,800,000, which represents 40 percent and 68 percent of total accounts payable at December 31, 2015 and 2014, respectively.

Note 8: Subsequent Events

Subsequent events have been evaluated through the date of the Independent Auditor’s Report, which is the date the consolidated financial statements were available to be issued.

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